                                                                     EXHIBIT 3.1


                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2035796
                                                              ----------

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

We,         Joseph W. McHugh, Jr.                              , Vice President,
    -----------------------------------------------------------

and         Ronald R. Fortier                              , /* Assistant Clerk,
    -------------------------------------------------------

of          High Voltage Engineering Corporation                               ,
   ----------------------------------------------------------------------------
                           (Exact name of corporation)

located at        401 Edgewater Place, Suite, 680, Wakefield, MA 01880         ,
           --------------------------------------------------------------------

do hereby certify that the following Restatement of the Articles of Organization was duly adopted by unanimous written consent dated August 5, 1997 of the directors and unanimous written consent dated August 5, 1997 of holders of

   1,000    shares of    Common Stock    of    1,000    shares outstanding,**
-----------           ------------------    -----------
                         (type, class & series, if any)

            shares of                    of             shares outstanding, and
-----------           ------------------    -----------
                         (type, class & series, if any)

            shares of                    of             shares outstanding,
-----------           ------------------    -----------
                         (type, class & series, if any)

**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:


                                    ARTICLE I
                         The name of the corporation is:

                      High Voltage Engineering Corporation


                                   ARTICLE II

     The purpose of the Corporation is to engage in the following business activities:


            To design, manufacture and sell tubing used primarily in medical devices and for surgical procedures, electrical sleeving and tubing used to protect insulated wires, humidity measurement and calibration instruments and any other goods or products, to provide any related to other services and in general to carry on any and all lawful activities permitted to businesses under Chapter 156B of the Massachusetts General Laws.


*Delete the inapplicable words.     **Delete the inapplicable clause.
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

--------------------------------------------------------------------------------

       WITHOUT PAR VALUE                      WITH PAR VALUE
--------------------------------------------------------------------------------

   TYPE     NUMBER OF SHARES    TYPE     NUMBER OF SHARES          PAR VALUE
--------------------------------------------------------------------------------

  Common:                      Common:          4,000            $ .01 per share
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Preferred:                    Preferred:      400,000            $1.00 per share
--------------------------------------------------------------------------------

                                             (110,000 Series A)
--------------------------------------------------------------------------------
                                             (110,000 Series A Exchange)

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

See continuation pages 4.1-4.44 for the text of Article IV of the Restated Articles of Organization of High Voltage Engineering Corporation.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                 Not Applicable


                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporations, or of its directors or stockholders, or of any class of stockholders:

See continuation page 6.1 for the text of Article VI of the Restated Articles of Organization of High Voltage Engineering Corporation.









**IF THERE ARE NO PROVISIONS STATE "NONE".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT

                                   ARTICLE IV


         The total number of shares of all classes of stock which High Voltage Engineering Corporation (the "COMPANY") shall have authority to issue shall be 404,000 shares, consisting of (i) 4,000 shares of the Corporation's Common Stock, $0.01 value per share ("COMMON STOCK"), and (ii) 400,000 shares of the Corporation's preferred stock, par value $1.00 per share (the "PREFERRED STOCK"), of which 110,000 shares have been designated Series A Senior Redeemable Preferred Stock, and 110,000 shares of which have been designated Series A Exchange Senior Redeemable Preferred Stock.

         The following is a statement of the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof in respect of each such class of stock of the Company:

A.  COMMON STOCK

         Except as otherwise required by law, each holder of shares of Common Stock, shall be entitled to one vote for all purposes for each share of Common Stock held.

         Except for and subject to those rights expressly granted to the holders of any series of Preferred Stock, and except to the extent otherwise provided in the Company's Restated Articles of Organization, or Bylaws, as each may be amended from time to time, or by applicable law, the holders of Common Stock shall have exclusively all rights of stockholders of the Company under the Massachusetts Business Corporation Law.

B.  PREFERRED STOCK

         The Board of Directors of the Company (or a duly authorized committee thereof) is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of the Preferred Stock including, but not limited to:

         (a) the number of shares to constitute such series and the distinguishing designation thereof;

         (b) the dividend rate (cumulative or noncumulative) on the shares of such series and the preferences, if any, and the special and relative rights of such shares of such series as to dividends;

         (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

         (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Company;

         (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

         (f) whether or not the shares of such series shall be convertible into shares of any other class or any other series of the same or any other class of stock of the Company and, if so, the conversion price or ratio and other conversion rights;

         (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

         (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts.

         The Preferred Stock may consist of one or more series. 110,000 shares of the Preferred Stock have been designated as Series A Senior Redeemable Preferred Stock, and 110,000 shares of the Preferred Stock have been designated as Series A Exchange Senior Redeemable Preferred Stock. In the event that at any time the Board of Directors of the Company (or a duly authorized committee thereof) shall have established and designated one or more series of Preferred Stock consisting in the aggregate of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized

                             CONTINUATION PAGE 4.1
shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors of the Company (or a duly authorized committee thereof) as being a part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors of the Company (or a duly authorized committee thereof) may at any time authorize the issuance of additional shares of the same series. The preferences, voting powers, qualifications and special or relative rights or privileges of each series of Preferred Stock may be made dependent on facts ascertainable outside of the Company's Restated Articles of Organization, as amended from time to time, or outside the vote or votes providing for the issuance of such Preferred Stock, provided that such vote or votes shall expressly set forth the manner in which any such facts shall operate upon the preferences, voting powers, qualifications and special or relative rights or privileges of such Preferred Stock.


         B1. SERIES A SENIOR REDEEMABLE PREFERRED STOCK

         1. CERTAIN DEFINITIONS. As used in this description of the preferences, voting powers, qualifications and rights of the Series A Senior Redeemable Preferred Stock (the "SERIES A DESCRIPTION"), the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "ADDITIONAL DIVIDENDS" shall have the meaning set forth under Section 3 of this Series A Description.

         "AFFILIATE" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "AGENT MEMBER" has the meaning specified in Section 16 of this Series A Description.

         "ASSET SALE" means the sale, transfer, repayment or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions with a fair market value in excess of $1.0 million of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property, (d) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary.

         "BOARD OF DIRECTORS" means the board of directors of the Company or any committee authorized to act therefor.

         "BOARD VOTE" means a copy of a vote certified pursuant to an officers' certificate to have been duly adopted by the Board of Directors of the Company or a Subsidiary, as applicable, and to be in full force and effect.

         "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are not required to be open.

         "CAPITALIZED LEASE OBLIGATIONS" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.



                             CONTINUATION PAGE 4.2

            "CHANGE OF CONTROL" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting or economic power of the Company's or Parent's Common Stock, as the case may be, (ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of the Common Stock of the Company or Parent, as the case may be, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company or Parent, as the case may be, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Parent, as the case may be, (iii) there shall be consummated any consolidation or merger of the Company or Parent in which the Company or Parent, as the case may be, is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company or Parent, as the case may be, would be converted into cash, securities or other property, other than a merger or consolidation of the Company or Parent, as the case may be, in which the holders of the Common Stock of the Company or Parent, as the case may be, outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Parent, as the case may be, (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Parent, as the case may be, has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or Parent, as the case may be.

            "CHANGE OF CONTROL OFFER" has the meaning specified in Section 7(C) of this Series A Description.

            "CHANGE OF CONTROL PAYMENT DATE" has the meaning specified in
Section 7(C) of this Series A Description.

            "CHANGE OF CONTROL PURCHASE PRICE" has the meaning specified in
Section 7(C) of this Series A Description.

            "CHAPTER 156B" has the meaning specified in Section 5 of this Series A Description.

            "COMMON SHARES" means the shares of Company Common Stock sold in the Units Offering.

            "COMMON STOCK" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

            "COMPANY" means High Voltage Engineering Corporation, a Massachusetts corporation.

            "COMPANY COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

            "COMPANY PREFERRED STOCK" means the Preferred Stock, $1.00 par value per share, of the Company.

            "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person, including any Unrestricted Subsidiary of the Company or a Restricted Subsidiary (the "OTHER PERSON") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to the Person in question or the Restricted Subsidiary, (b) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions to the Company (other than pursuant to the Notes or the Indenture) shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded,
(d) extraordinary, unusual and non-recurring gains and losses shall be excluded, and (e) without duplication, the tax effected non-cash accrual or accretion of, and payment of, Contingent Interest Payments or Warrants during such period shall be excluded.

            "CONTINGENT INTEREST PAYMENTS" means the contingent interest payments payable by the Company to BancBoston Capital, Inc. pursuant to the Contingent Interest Payment Agreement, dated as of April 27, 1991, between the Company,



                             CONTINUATION PAGE 4.3

Halmar Robicon Group, Inc. and Datcon Instrument Company and BancBoston Capital Inc. ("BANCBOSTON"), as amended, and that Agreement for Additional Contingent Interest Payment (Quest), dated as of June 29, 1995, between the Company, Halmar Robicon Group, Inc. and Datcon Instrument Company and BancBoston.

            "DEPOSITARY" has the meaning specified in Section 16 of this Series A Description.

            "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of the Company or a Restricted Subsidiary, other than the Series A Preferred Stock and any Exchange Preferred Stock, which, by its terms (or by the terms of any equity security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date set for mandatory redemption of the Series A Preferred Stock, for cash or securities constituting Indebtedness; provided, however, that Preferred Stock of the Company or a Restricted Subsidiary that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a Change of Control of the Company or Subsidiary, which provisions have substantially the same effect as the provisions described in Section 7(C) below shall not be deemed to be Disqualified Capital Stock solely by virtue of any such provisions.

            "DIVIDEND PAYMENT DATE" means February 15 and August 15, commencing February, 1998, unless such day is not a Business Day, in which case the Dividend Payment Date shall be the immediately succeeding Business Day.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE PREFERRED STOCK" means those shares of Company Preferred Stock to be issued in exchange for Series A Preferred Stock pursuant to the terms of the Preferred Stock Registration Rights Agreement.

            "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

            "GLOBAL SERIES A PREFERRED STOCK" has the meaning specified in
Section 16 hereof.

            "HOLDER" means a registered holder of shares of Series A Preferred Stock.

            "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

            "INDEBTEDNESS" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as



                             CONTINUATION PAGE 4.4
determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

            "INDENTURE" means the Indenture, dated August 8, 1997, by and between the Company and State Street Bank & Trust Company as Trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

            "INTERCOMPANY NOTES" means the Intercompany Notes issued by the direct Subsidiaries of the Company in the following principal amounts: (i) Halmar Robicon Group, Inc.: $35.0 million; (ii) Physical Electronics, Inc.:
$35.0 million; (iii) Datcon Instrument Company: $17.0 million; (iv) Anderson Interconnect, Inc.: $17.00 million; and (v) HIVEC Holdings, Inc.: $3.0 million.

            "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

            "ISSUE DATE" means the date shares of Series A Preferred Stock are first issued by the Company.

            "LIQUIDATION PREFERENCE" means $1,000 per share of Series A Preferred Stock plus, for purposes of Section 8 of this Series A Description, whether such share is issued or accrued, in each case, accrued and unpaid dividends, whether or not declared, if any, thereon through the date such Liquidation Preference is paid.

            "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

            "NET PROCEEDS" means (a) in the case of any sale of Capital Stock by any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of the Company, at the time of receipt), (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith) and (c) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

            "NEW REVOLVING CREDIT FACILITY" means the credit agreement or credit agreements to be entered into by and among the Company, the Restricted Subsidiaries and any one or more lenders from time to time parties thereto, as the same may be amended, extended, increased, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time and any agreement or agreements governing Indebtedness incurred to refinance, replace, restructure or refund in whole or in part the borrowings and then maximum commitments under the New Revolving Credit Facility or such agreement (whether with the original administrative agent and lenders or other lenders or other agents and lenders or otherwise and whether provided under the original credit facility or other credit agreements or otherwise).

            "NOTES" means the 10 1/2% Senior Notes due 2004 of the Company, including those issued in the Notes Offering and those issued subsequently in exchange therefor, collectively.

            "NOTES OFFERING" means the offering by the Company of $135,000,000 in aggregate principal amount of the Company's 10 1/2% Senior Notes due 2004 pursuant to an Offering Memorandum dated as of August 5, 1997.

            "PARENT" means Letitia Corporation, a Delaware corporation.



                             CONTINUATION PAGE 4.5

            "PERMITTED HOLDERS" means (a) Parent, (b) Laurence S. Levy, (c) Clifford Press and (d) any spouse and any trust, holding company, or similar entity established by and or controlled by either or both of Laurence S. Levy and Clifford Press for the principal benefit of them and any of their spouses, lineal descendants or other family members.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

            "PHYSICAL SERIES A PREFERRED STOCK" has the meaning specified in
Section 16 hereof.

            "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

            "PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement by and between the Company and the Initial Purchasers relating to the registration of a series of Preferred Stock to be offered by the Company to the holders of Series A Preferred Stock for exchange.

            "QUALIFIED SUBSIDIARY IPO" means a public offering by a Restricted Subsidiary that is an obligor under an Intercompany Note of shares of its Capital Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Capital Stock.

            "REDEMPTION DATE" when used with respect to any shares of Series A Preferred Stock means the date fixed for such redemption of such shares of Series A Preferred Stock pursuant to Section 6 of this Series A Description.

            "REDEMPTION NOTICE" has the meaning specified in Section 6(C) of this Series A Description.

            "REQUIRED FILING DATE" has the meaning specified in Section 7(A) of this Series A Description.

            "RESTRICTED PAYMENT" means any of the following:

            (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company (other than Series A Preferred Stock or Exchange Preferred Stock) or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock) or, in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company) or

            (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiaries (other than Series A Preferred Stock or Exchange Preferred Stock or Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock).

            "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date.

            "REQUIRED FILING DATE" has the meaning specified in Section 7(A) of this Series A Description.

            "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SERIES A PREFERRED STOCK" means the Series A Senior Redeemable Preferred Stock of the Company.

            "SUBSIDIARY" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the





                             CONTINUATION PAGE 4.6
case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity, by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

            "SUBSIDIARY SHARES" means shares of Capital Stock of a Subsidiary that may be issued in exchange for the Common Shares in connection with a Qualified Subsidiary IPO.

            "SUBSIDIARY WARRANTS" means warrants of a Subsidiary that may be issued in exchange for the Warrants in connection with a Qualified Subsidiary IPO.

            "UNITS OFFERING" means the offering by the Company of Units pursuant to the Offering Memorandum dated August 5, 1997, each Unit consisting of one share of Series A Preferred Stock, one warrant to purchase .0025 shares of Company Common Stock and .0025 shares of Company Common Stock.

            "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary of an Unrestricted Subsidiary, (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a vote adopted by the Board of Directors of the Company and (c) any Restricted Subsidiary that may be classified as an Unrestricted Subsidiary pursuant to the Indenture.

            "WARRANTS" means the warrants issued in connection with the Series A Preferred Stock and Company Common Stock as part of the Units Offering.

            "WHOLLY-OWNED SUBSIDIARY" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

            2. DESIGNATION. The series of preferred stock established hereby shall be designated the "Series A Senior Redeemable Preferred Stock" (and shall be referred to herein as the "SERIES A PREFERRED STOCK"). The total authorized number of shares of Series A Preferred Stock shall be 110,000 shares, of which 38,000 shares may be used for original issuance (consisting of 33,000 shares issued pursuant to the Units Offering and 5,000 additional shares issuable from time to time at the option of the Board of Directors of the Company). The remaining 72,000 shares are reserved and issuable only to pay dividends on the Series A Preferred Stock if the Company elects to pay dividends in additional shares of Series A Preferred Stock.

            3. DIVIDENDS. Holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company, out of funds legally available therefor, dividends on the Series A Preferred Stock at a rate per annum equal to 12 1/2% of the liquidation preference per share of Series A Preferred Stock, payable semiannually. All dividends will be cumulative whether or not earned or declared on a daily basis from the Issue Date and will be payable semiannually in arrears on February 15 and August 15 of each year, commencing on February 15, 1998, to holders of record on the February 1 and August 1 and immediately preceding the relevant Dividend Payment Date. Dividends may be paid, at the Company's option, on any Dividend Payment Date occurring on or prior to August 15, 2002, either in cash or by the issuance of additional shares of Series A Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. In the event that on or prior to August 15, 2002 dividends are declared and paid through the issuance of additional shares of Series A Preferred Stock, as provided in the previous sentence, such dividends shall be deemed paid in full and will not accumulate. If any dividend payable on any Dividend Payment Date subsequent to August 15, 2000 is not paid in full in cash, the per annum dividend rate will be increased by 0.50% from such Dividend Payment Date, and following two such non-cash payments, the per annum dividend rate will be increased by 1.00% for each additional semiannual period in which such non-cash payment occurs, up to a maximum rate of 2.00% in excess of the dividend rate originally borne by the Series A Preferred Stock. After the date on which such dividend default is cured, the dividend rate on the Series A Preferred Stock will revert to 12 1/2%. After August 15, 2002, dividends must be paid in cash.

            Unpaid dividends accumulating after August 15, 2002 on the Series A Preferred Stock for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than forty-five days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

            The dividend rate on the Series A Preferred Stock is subject to increase, and additional dividends ("ADDITIONAL DIVIDENDS") will be payable on the Dividend Payment Dates set forth above if a Preferred Stock Registration Default (as



                             CONTINUATION PAGE 4.7
defined in the Preferred Stock Registration Rights Agreement) occurs. If such a Preferred Stock Registration Default occurs, the sole remedy available to holders of the Series A Preferred Stock will be the immediate assessment of Additional Dividends as follows: the per annum dividend rate on the Series A Preferred Stock will increase by 0.50% per annum; and the per annum dividend rate will increase by an additional 0.25% per annum for each subsequent 90-day period during which the Preferred Stock Registration Default remains uncured, up to a maximum additional dividend rate of 2.00% per annum in excess of the dividend rate originally borne by the Series A Preferred Stock. All Additional Dividends will be payable to holders of the Preferred Stock in cash on each February 15 and August 15, commencing with the first such date occurring after any such Additional Dividend commences to accrue, until such Preferred Stock Registration Default is cured. After the date on which such Preferred Stock Registration Default is cured, the dividend rate on the Series A Preferred Stock will revert to 12 1/2%.

            Notwithstanding anything contained herein to the contrary, the provisions for the payment of additional dividends contained in the first and third paragraphs of this Section 3 shall be mutually exclusive, and provided, further, that in no event shall the maximum dividend rate (including any Additional Dividends) exceed 14 1/2%.

            4. RANKING. The Series A Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, dissolution or winding-up of the Company, rank senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the Issue Date, and on a parity with any Exchange Preferred Stock. The Company may not issue any other class or series of capital stock, other than the Exchange Preferred Stock, ranking senior to or on a parity with the Series A Preferred Stock (or amend the provisions of any existing class of capital stock or series of preferred stock to make such class or series rank senior to or on a parity with the Series A Preferred Stock) with respect to dividend distributions or distributions upon liquidation, dissolution or winding-up of the Company without the approval of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class; provided, however, that the Company can issue, from time to time, (i) additional shares of Series A Preferred Stock to satisfy dividend payments on outstanding shares of Series A Preferred Stock, (ii) any Exchange Preferred Stock and (iii) 5,000 shares of Series A Preferred Stock (in addition to the 33,000 shares issued pursuant to the Units Offering), or corresponding Exchange Preferred Stock, along with sufficient additional shares of Series A Preferred Stock and Exchange Preferred Stock to satisfy the payment of dividends thereon.

            5. VOTING RIGHTS. Except as required by Massachusetts General Laws, Chapter 156B ("CHAPTER 156B") and as provided in Section 4 hereof and this
Section 5, the Holders shall not be entitled to vote on any matter submitted to a vote of stockholders of the Company.

            If (i) after August 15, 2002, cash dividends on the Series A Preferred Stock are in arrears and unpaid for two consecutive semiannual periods; (ii) the Company fails to redeem the Series A Preferred Stock on or before August 15, 2005 or fails to discharge any redemption obligation with respect to the Series A Preferred Stock; (iii) the Company fails to make a Change of Control Offer in the event of a Change of Control or fails to purchase shares of the Series A Preferred Stock from holders who elect to have such shares purchased pursuant to the Change of Control Offer; (iv) a breach or violation of any of the provisions described under Section 7 occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of the Series A Preferred Stock then outstanding; or (v) the failure to pay at the final stated maturity (giving effect to any extensions thereof and applicable grace periods) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof and applicable grace periods) or which has been accelerated, aggregates $3.0 million or more at any time, in each case, after a 10-day period during which any one or more of the above defaults shall not have been cured or such acceleration rescinded, then the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of the majority of the then outstanding Series A Preferred Stock, acting together with the Exchange Preferred Stock, as a single class and series, to elect that number of directors constituting at least 25% of the Board of Directors of the Company. Such voting rights will continue until such time as, in the case of a dividend default, all accumulated and unpaid dividends on the Series A Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting right is remedied, at which time the term of any directors elected pursuant to the provisions of this paragraph shall immediately terminate.

            The Company shall not authorize any additional shares of Series A Preferred Stock or any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock (other than the Exchange Preferred Stock) with respect to dividend distributions or distributions upon liquidation, dissolution or winding-up without the affirmative vote or consent of holders of at least a majority of the shares of Series A Preferred Stock of the Company then outstanding which are entitled



                             CONTINUATION PAGE 4.8
to vote thereon, voting or consenting, as the case may be, as one class. In addition, the Company may not amend its Articles of Organization so as to affect adversely the specified rights, preferences, privileges or voting rights of the holders of shares of Series A Preferred Stock, without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock which are entitled to vote thereon, voting or consenting, as the case may be, as one class.

            6.    REDEMPTION.

            (A) OPTIONAL REDEMPTION. The Series A Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor) at the option of the Company in whole or, from time to time, in part, in the manner provided in Section 6(C) of this Series A Description at any time on or after August 15, 2002 at the redemption prices set forth below (expressed as percentages of aggregate Liquidation Preference) plus accrued and unpaid dividends (whether or not declared) to the Redemption Date if redeemed during the 12-month period beginning on August 15 of the years indicated below:

                  Year                              Percentage
                  ----                              ----------

                  2002                               106.250%
                  2003                               103.125%
                  2004                               101.563%

and on and after August 15, 2005 at 100.000% of the aggregate Liquidation Preference of the Series A Preferred Stock so redeemed, payable in cash to the Redemption Date.

            (B) MANDATORY REDEMPTION. The Company shall redeem the Series A Preferred Stock (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) in whole on August 15, 2005 at a price equal to 100% of the liquidation preference thereof, payable in cash, plus, without duplication, all accumulated and unpaid dividends, which will also be paid in cash (whether or not otherwise payable in cash) to the date of redemption.

            (C)   PROCEDURE FOR REDEMPTION.

            (i) In the event of a redemption of less than all of the outstanding Series A Preferred Stock, the shares so redeemed will be determined by the Company pro rata according to the number of shares held by each Holder, or by lot, as determined by the Company except that the Company may redeem such shares of Series A Preferred Stock held by any holder of fewer than 100 shares of either series (or shares held by any Holder who would hold less than 100 shares as a result of such redemption) as may be determined by the Company.

            (ii) The Company shall send a written notice of redemption (the "REDEMPTION NOTICE") by first-class mail, postage prepaid, not fewer than thirty
(30) days (except with respect to any redemptions under Section 6(B) of this Series A Description) nor more than sixty (60) days prior to the applicable Redemption Date to each Holder as of the record date fixed for such redemption of Series A Preferred Stock at such Holder's address as the same appears on the stock books of the Company; provided, however, that no failure to give such notice to any Holder or Holders nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                  (a) whether all or less than all of the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares of Series A Preferred Stock being redeemed;

                  (b) the number of shares of Series A Preferred Stock held of record by that specific Holder that the Company intends to redeem;

                  (c) the applicable Redemption Date;

                  (d) the manner and place or places at which payment for the shares called for redemption will, upon presentation and surrender to the Company of the Series A Preferred Stock Certificates evidencing the shares being redeemed, be made;



                             CONTINUATION PAGE 4.9

                  (e) whether such redemption is conditioned upon the consummation of a simultaneous financing or any other condition; and

                  (f) that dividends on the shares of Series A Preferred Stock being redeemed shall cease to accrue on the applicable Redemption Date.

            (iii) On the applicable Redemption Date, the full applicable redemption price shall become payable for the shares of Series A Preferred Stock being redeemed on the applicable Redemption Date, subject to the consummation of a simultaneous financing or satisfaction of any other condition, if applicable. As a condition of payment of the applicable redemption price, each Holder of Series A Preferred Stock must surrender a Series A Preferred Stock Certificate or Certificates representing the shares of Series A Preferred Stock being redeemed by the Company in the manner and at the place designated in the applicable Redemption Notice. The full applicable redemption price for such shares properly tendered for payment shall be paid to the person whose name appears on such certificate or certificates as the owner thereof, on and after the applicable Redemption Date when and as certificates for the shares being redeemed are properly tendered for payment. Each surrendered Series A Preferred Stock Certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

            (iv) On the applicable Redemption Date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accrue with respect to the shares of Series A Preferred Stock called for redemption. All rights of Holders of such redeemed shares will terminate except for the right to receive the applicable redemption price.

            7.    COVENANTS.

            (A)   SEC REPORTS.

            So long as any of the Series A Preferred Stock remains outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall provide to the holders of the Series A Preferred Stock the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Company were so subject, such documents to be provided on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event within 15 days of each Required Filing Date transmit by mail to all Holders, as their names and addresses appear on the stock books of the Company, without cost to such Holders, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company were subject to such Sections.

            (B)   LIMITATION ON RESTRICTED PAYMENTS.

            The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment unless:
(A) dividends on the Series A Preferred Stock have been paid in cash for the most recent semiannual period and (B) the payments made on Capital Stock shall not exceed the sum of (1) 50% of the Company's cumulative Consolidated Net Income after the Issue Date (or minus 100% of any cumulative deficit in Consolidated Net Income during such period), (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company as a capital contribution to the common equity of the Company after the Issue Date and from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, and (3) $2,500,000.

            The provisions of this Section 7(B) shall not prohibit (i) the retirement of any shares of Capital Stock of the Company or by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock); (ii) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; (iii) payment, from the proceeds of the Note Offering and the Units Offering, of up to $2,250,000 to Parent to be used to repurchase from the High Voltage Engineering Corporation Retirement Plan shares of Common Stock of Parent within 60 days of the Issue Date for not more than $2,250,000 and payment of $150,000 to fund a pro rata accrual relating to certain




                             CONTINUATION PAGE 4.10
warrants to purchase Company Common Stock issued in connection with the issuance of the Company's Senior Subordinated Notes due 2004, of up to $150,000,
(iv) the exchange of Warrants for Subsidiary Warrants or Common Shares for shares of Capital Stock of one or more of the Company's Subsidiaries in the event of a Qualified Subsidiary IPO; or (v) the payment of management fees for services provided by Parent or its employees in an aggregate annual amount not to exceed $750,000; PROVIDED, however that any amounts paid by the Company with respect to clause (iv) shall reduce amounts available for other payments on Capital Stock as described in clause (B) of the immediately preceding paragraph.

            (C)     CHANGE OF CONTROL.

            Within 20 days of the occurrence of a Change of Control, the Company shall make an offer to purchase (the "CHANGE OF CONTROL OFFER") the outstanding Series A Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "CHANGE OF CONTROL PURCHASE PRICE")) in accordance with the procedures set forth in this Section 7(C).

            Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to each holder of Series A Preferred Stock, at the address appearing in the register maintained by the Transfer Agent, a notice stating:

            (i) that the Change of Control Offer is being made pursuant to this Section 7(C) and that all Series A Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

            (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"));

            (iii) that any Series A Preferred Stock not tendered will continue to accumulate dividends;

            (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Series A Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

            (v) that holders accepting the offer to have their Series A Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing Series A Preferred Stock to the Company at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

            (vi) that holders will be entitled to withdraw their acceptance if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series A Preferred Stock delivered for purchase, and a statement that such holder is withdrawing his election to have such Series A Preferred Stock purchased;

            (vii) that holders whose Series A Preferred Stock is being purchased only in part will be issued new certificates representing the number of shares of Series A Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

            (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

            On the Change of Control Payment Date, the Company shall accept for payment the Series A Preferred Stock tendered pursuant to the Change of Control Offer and promptly mail to each holder of Series A Preferred Stock so accepted payment in an amount equal to the purchase price for such Series A Preferred Stock, and the Company shall execute and issue a new Series A Preferred Stock certificate equal to any unpurchased shares represented by a certificate surrendered.

            In the event that a Change of Control occurs and the holders of Series A Preferred Stock exercise their right to require the Company to purchase Series A Preferred Stock, if such purchase constitutes a "tender offer" for purposes of Rule



                             CONTINUATION PAGE 4.11

14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

            Prior to the mailing of the notice referred to above, but in any event within 20 days following the date on which a Change of Control occurs, the Company covenants that, if the purchase of the Series A Preferred Stock would violate or constitute a default or be prohibited under the Indenture, the New Revolving Credit Facility or any other instrument governing Indebtedness outstanding at the time, then the Company will, to the extent needed to permit such purchase of Series A Preferred Stock, either (i) repay in full all Indebtedness under the Indenture, the New Revolving Credit Facility or any such other instrument, as the case may be, or (ii) obtain the requisite consents under the Indenture, the New Revolving Credit Facility or any such other instrument, as the case may be, to permit the redemption of the Series A Preferred Stock as provided above. The Company will first comply with the covenant in the preceding sentence before it will be required to redeem Series A Preferred Stock pursuant to the provisions described above.

            8.      PAYMENT ON LIQUIDATION.

            (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Series A Preferred Stock will initially be entitled to be paid, out of the assets of the Company available for distribution, $1,000 per share, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Common Stock or other Preferred Stock (other than any Series A Preferred Stock or Exchange Preferred Stock) of the Company. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock will share equally and ratably in any distribution of assets of the Company first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

            (B) For the purposes of this Section 8, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the Company, unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding-up of the business of the Company.

            9. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by the laws of the Commonwealth of Massachusetts, shares of the Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Articles of Organization of the Company, as amended from time to time. No shares of Series A Preferred Stock shall have any preemptive or subscription rights whatsoever as to any securities of the Company.

            10. REISSUANCE OF PREFERRED STOCK. Shares of Series A Preferred Stock that have been issued and reacquired by the Company in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of Chapter 156B) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock, except that any issuance or reissuance of shares of Series A Preferred Stock must be in compliance with the Articles of Organization of the Company, as amended from time to time.

            11. BUSINESS DAY. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

            12. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

            13. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series A Preferred Stock set forth in the Articles of Organization of the Company, as amended from time to time, is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations with respect to the Series A Preferred Stock set forth in the Articles of Organization of the Company, as so amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and


                             CONTINUATION PAGE 4.12
no right, preference or limitation therein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

            14. NOTICE. All notices and other communications provided for or permitted to be given to the Company hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Company at its principal executive offices (currently located at 401 Edgewater Place, Suite 680, Wakefield, Massachusetts 01880).

            15. AMENDMENTS. This Series A Description may be amended without notice to or the consent of any Holder to cure any ambiguity, defect or inconsistency provided that such amendment does not adversely affect the rights of any Holder.

            16.     BOOK-ENTRY PROVISIONS.

            (a) Series A Preferred Stock registered in global form ("GLOBAL SERIES A PREFERRED STOCK") will (i) be registered in the name of The Depository Trust Company (the "DEPOSITARY") or the nominee of such Depositary, (ii) be delivered to the Transfer Agent as custodian for such Depositary and (iii) bear customary legends as required by the Depositary.

            Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights hereunder with respect to any Global Series A Preferred Stock held on their behalf by the Depositary or its custodian, or under the Global Series A Preferred Stock, and the Depositary may be treated by the Company and any agent of the Company as the absolute owner of the Global Series A Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Series A Preferred Stock.

            (b) Transfers of Global Series A Preferred Stock shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Series A Preferred Stock may be transferred or exchanged for physical Series A Preferred Stock (the "PHYSICAL SERIES A PREFERRED STOCK") in accordance with the rules and procedures of the Depositary. In addition, Physical Series A Preferred Stock shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Series A Preferred Stock if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Series A Preferred Stock and a successor depositary is not appointed by the Company within 90 days of such notice.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Series A Preferred Stock to beneficial owners pursuant to paragraph (b), the Company shall (if one or more Physical Series A Preferred Stock Certificates are to be issued) reflect on its books and records the date and a decrease in the amount of shares of the Global Series A Preferred Stock in an amount equal to the amount of shares of the beneficial interest in the Global Series A Preferred Stock to be transferred, and the Company shall execute one or more Physical Series A Preferred Stock Certificates of like tenor and amount.

            (d) In connection with the transfer of Global Series A Preferred Stock as an entirety to beneficial owners pursuant to paragraph (b), the Global Series A Preferred Stock shall be deemed to be surrendered to the Company for cancellation, and the Company shall execute and deliver to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Series A Preferred Stock an equal aggregate amount of shares of Physical Series A Preferred Stock of authorized denominations.

            (e) Any Physical Series A Preferred Stock delivered in exchange for an interest in Global Series A Preferred Stock pursuant to paragraph (b),
(c) or (d) shall, except as otherwise provided herein, bear an appropriate legend, if required.

            (f) The Holder of any Global Series A Preferred Stock may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take hereunder.

            (g) Notwithstanding anything to the contrary herein, all transfers of interests in Global Series A Preferred Stock must be made to a "qualified institutional buyer" as such term is defined in Rule 144A promulgated under the Securities Act.

            The Company will, so long as any shares of Series A Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration or transfer and where such shares may be presented for conversion and redemption.



                             CONTINUATION PAGE 4.13

            B2.     SERIES A EXCHANGE SENIOR REDEEMABLE PREFERRED

            1. CERTAIN DEFINITIONS. As used in this description of the preferences, voting powers, qualifications and rights of the Series A Exchange Senior Redeemable Preferred Stock (the "EXCHANGE DESCRIPTION"), the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

            "AFFILIATE" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "AGENT MEMBER" has the meaning specified in Section 16 of this Exchange Description.

            "ASSET SALE" means the sale, transfer, repayment or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions with a fair market value in excess of $1.0 million of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property, (d) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary.

            "BOARD OF DIRECTORS" means the board of directors of the Company or any committee authorized to act therefor.

            "BOARD VOTE" means a copy of a vote certified pursuant to an officers' certificate to have been duly adopted by the Board of Directors of the Company or a Subsidiary, as applicable, and to be in full force and effect.

            "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are not required to be open.

            "CAPITALIZED LEASE OBLIGATIONS" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

            "CAPITAL STOCK" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

            "CHANGE OF CONTROL" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting or economic power of the Company's or Parent's Common Stock, as the case may be, (ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of the Common Stock of the Company or Parent, as the case may be, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company or Parent, as the case may be, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Parent, as the case may be, (iii) there shall be consummated any consolidation or merger of the Company or Parent in which the Company or Parent, as the case may be, is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company or Parent, as the case may be, would be converted into cash, securities or other property, other than a merger or consolidation of the Company or Parent, as the case may be, in which the holders of the Common Stock of the Company or Parent, as the case may be, outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the




                             CONTINUATION PAGE 4.14
surviving corporation immediately after such consolidation or merger, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Parent, as the case may be, (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Parent, as the case may be, has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or Parent, as the case may be.

            "CHANGE OF CONTROL OFFER" has the meaning specified in Section 7(C) of this Exchange Description.

            "CHANGE OF CONTROL PAYMENT DATE" has the meaning specified in
Section 7(C) of this Exchange Description.

            "CHANGE OF CONTROL PURCHASE PRICE" has the meaning specified in
Section 7(C) of this Exchange Description.

            "CHAPTER 156B" has the meaning specified in Section 5 of this Exchange Description.

            "COMMON STOCK" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

            "COMMON SHARES" means the shares of Company Common Stock sold in the Units Offering.

            "COMPANY" means High Voltage Engineering Corporation, a Massachusetts corporation.

            "COMPANY COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

            "COMPANY PREFERRED STOCK" means the Preferred Stock, $1.00 par value per share, of the Company.

            "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person, including any Unrestricted Subsidiary of the Company or a Restricted Subsidiary (the "OTHER PERSON") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to the Person in question or the Restricted Subsidiary, (b) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions to the Company (other than pursuant to the Notes or the Indenture) shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded,
(d) extraordinary, unusual and non-recurring gains and losses shall be excluded, and (e) without duplication, the tax effected non-cash accrual or accretion of, and payment of, Contingent Interest Payments or Warrants during such period shall be excluded.

            "CONTINGENT INTEREST PAYMENTS" means the contingent interest payments payable by the Company to BancBoston Capital, Inc. pursuant to the Contingent Interest Payment Agreement, dated as of April 27, 1991, between the Company, Halmar Robicon Group, Inc. and Datcon Instrument Company and BancBoston Capital Inc. ("BANCBOSTON"), as amended, and that Agreement for Additional Contingent Interest Payment (Quest), dated as of June 29, 1995, between the Company, Halmar Robicon Group, Inc. and Datcon Instrument Company and BancBoston.

            "DEPOSITARY" has the meaning specified in Section 16 of this Exchange Description.

            "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of the Company or a Restricted Subsidiary, other than the Original Series A Preferred Stock and the Series A Exchange Preferred Stock, which, by its terms (or by the terms of any equity security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date set for mandatory redemption of the Series A Exchange Preferred Stock, for cash or securities constituting Indebtedness; provided, however, that Preferred Stock of the Company or a Restricted Subsidiary that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a Change of Control of the Company or Subsidiary, which provisions have


                             CONTINUATION PAGE 4.15
substantially the same effect as the provisions described in Section 7(C) below shall not be deemed to be Disqualified Capital Stock solely by virtue of any such provisions.

            "DIVIDEND PAYMENT DATE" means February 15 and August 15, commencing February, 1998, unless such day is not a Business Day, in which case the Dividend Payment Date shall be the immediately succeeding Business Day.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

            "GLOBAL SERIES A EXCHANGE PREFERRED STOCK" has the meaning specified in Section 16 hereof.

            "HOLDER" means a registered holder of shares of Series A Exchange Preferred Stock.

            "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

            "INDEBTEDNESS" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

            "INDENTURE" means the Indenture, dated August 8, 1997, by and between the Company and State Street Bank & Trust Company as Trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

            "INTERCOMPANY NOTES" means the Intercompany Notes issued by the direct Subsidiaries of the Company in the following principal amounts: (i) Halmar Robicon Group, Inc.: $35.0 million; (ii) Physical Electronics, Inc.:
$35.0 million; (iii) Datcon Instrument Company: $17.0 million; (iv) Anderson Interconnect, Inc.: $17.00 million; and (v) HIVEC Holdings, Inc.: $3.0 million.



                             CONTINUATION PAGE 4.16

            "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

            "ISSUE DATE" means, with respect to a share of Series A Exchange Preferred Stock, the date such share of Series A Exchange Preferred Stock is first issued by the Company.

            "LIQUIDATION PREFERENCE" means $1,000 per share of Series A Exchange Preferred Stock plus, for purposes of Section 8 of this Exchange Description, whether such share is issued or accrued, in each case, accrued and unpaid dividends, whether or not declared, if any, thereon through the date such Liquidation Preference is paid.

            "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

            "NET PROCEEDS" means (a) in the case of any sale of Capital Stock by any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of the Company, at the time of receipt), (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith) and (c) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

            "NEW REVOLVING CREDIT FACILITY" means the credit agreement or credit agreements to be entered into by and among the Company, the Restricted Subsidiaries and any one or more lenders from time to time parties thereto, as the same may be amended, extended, increased, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time and any agreement or agreements governing Indebtedness incurred to refinance, replace, restructure or refund in whole or in part the borrowings and then maximum commitments under the New Revolving Credit Facility or such agreement (whether with the original administrative agent and lenders or other lenders or other agents and lenders or otherwise and whether provided under the original credit facility or other credit agreements or otherwise).

            "NOTES" means the 10 1/2% Senior Notes due 2004 of the Company, including those issued in the Notes Offering and those issued subsequently in exchange therefor, collectively.

            "NOTES OFFERING" means the offering by the Company of $135,000,000 in aggregate principal amount of the Company's 10 1/2% Senior Notes due 2004 pursuant to an Offering Memorandum dated as of August 5, 1997.

            "ORIGINAL SERIES A PREFERRED STOCK" means up to 115,000 shares of Company Preferred Stock designated as Series A Senior Redeemable Preferred Stock.

            "PARENT" means Letitia Corporation, a Delaware corporation.

            "PERMITTED HOLDERS" means (a) Parent, (b) Laurence S. Levy, (c) Clifford Press and (d) any spouse and any trust, holding company, or similar entity established by and or controlled by either or both of Laurence S. Levy and Clifford Press for the principal benefit of them and any of their spouses, lineal descendants or other family members.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

            "PHYSICAL SERIES A EXCHANGE PREFERRED STOCK" has the meaning specified in Section 16 hereof.

            "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.



                             CONTINUATION PAGE 4.17

            "QUALIFIED SUBSIDIARY IPO" means a public offering by a Restricted Subsidiary that is an obligor under an Intercompany Note of shares of its Capital Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Capital Stock.

            "REDEMPTION DATE" when used with respect to any shares of Series A Exchange Preferred Stock means the date fixed for such redemption of such shares of Series A Exchange Preferred Stock pursuant to Section 6 of this Exchange Description.

            "REDEMPTION NOTICE" has the meaning specified in Section 6(C) of this Exchange Description.

            "REQUIRED FILING DATE" has the meaning specified in Section 7(A) hereof.

            "RESTRICTED PAYMENT" means any of the following:

            (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company (other than Original Series A Preferred Stock or Series A Exchange Preferred Stock) or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock) or, in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company) or

            (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiaries (other than Original Series A Preferred Stock, Series A Exchange Preferred Stock or Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock).

            "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date.

            "REQUIRED FILING DATE" has the meaning specified in Section 7(A) of this Exchange Description.

            "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SERIES A EXCHANGE PREFERRED STOCK" means the Series A Exchange Senior Redeemable Preferred Stock of the Company.

            "SUBSIDIARY" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity, by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

            "SUBSIDIARY SHARES" means shares of Capital Stock of a Subsidiary that may be issued in exchange for the Common Shares in connection with a Qualified Subsidiary IPO.

            "SUBSIDIARY WARRANTS" means warrants of a Subsidiary that may be issued in exchange for the Warrants in connection with a Qualified Subsidiary IPO.

            "UNITS OFFERING" means the offering by the Company of Units pursuant to the Offering Memorandum dated August 5, 1997, each Unit consisting of one share of Original Series A Preferred Stock, one warrant to purchase .0025 shares of Company Common Stock and .0025 shares of Company Common Stock.


                             CONTINUATION PAGE 4.18

            "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary of an Unrestricted Subsidiary, (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a vote adopted by the Board of Directors of the Company and (c) any Restricted Subsidiary that may be classified as an Unrestricted Subsidiary pursuant to the Indenture.

            "WARRANTS" means the warrants issued in connection with the Original Series A Preferred Stock and Company Common Stock as part of the Units Offering.

            "WHOLLY-OWNED SUBSIDIARY" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

            2. DESIGNATION. The series of preferred stock established hereby shall be designated the "Series A Exchange Senior Redeemable Preferred Stock" (and shall be referred to herein as the "SERIES A EXCHANGE PREFERRED STOCK"). The total authorized number of shares of Series A Exchange Preferred Stock shall be 110,000 shares, all of which may be issued either in exchange for shares of Original Series A Preferred Stock or in the payment of dividends on the Series A Exchange Preferred Stock if the Company elects to pay dividends in additional shares of the Series A Exchange Preferred Stock.

            3. DIVIDENDS. Holders of the Series A Exchange Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company, out of funds legally available therefor, dividends on the Series A Exchange Preferred Stock at a rate per annum equal to 12 1/2% of the liquidation preference per share of Series A Exchange Preferred Stock, payable semiannually. All dividends will be cumulative whether or not earned or declared on a daily basis from the respective Issue Dates of the Series A Exchange Preferred Stock and will be payable semiannually in arrears on February 15 and August 15 of each year, commencing after the applicable Issue Date, to the holder of record on the February 1 and August 1 and immediately preceding the relevant Dividend Payment Date. Dividends may be paid, at the Company's option, on any Dividend Payment Date occurring on or prior to August 15, 2002, either in cash or by the issuance of additional shares of Series A Exchange Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. In the event that on or prior to August 15, 2002 dividends are declared and paid through the issuance of additional shares of Series A Exchange Preferred Stock, as provided in the previous sentence, such dividends shall be deemed paid in full and will not accumulate. If any dividend payable on any Dividend Payment Date subsequent to August 15, 2000 is not paid in full in cash, the per annum dividend rate will be increased by 0.50% from such Dividend Payment Date, and following two such non-cash payments, the per annum dividend rate will be increased by 1.00% for each additional semiannual period in which such non-cash payment occurs, up to a maximum rate of 2.00% in excess of the dividend rate originally borne by the Series A Exchange Preferred Stock. After the date on which such dividend default is cured, the dividend rate on the Series A Exchange Preferred Stock will revert to 12 1/2%. After August 15, 2002, dividends must be paid in cash.

            Unpaid dividends accumulating after August 15, 2002 on the Series A Exchange Preferred Stock for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than forty-five days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

            4. RANKING. The Series A Exchange Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, dissolution or winding-up of the Company, rank senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the Issue Date, and on a parity with any Original Series A Preferred Stock. The Company may not issue any other class or series of capital stock, other than the Original Series A Preferred Stock, ranking senior to or on a parity with the Series A Exchange Preferred Stock (or amend the provisions of any existing class of capital stock or series of preferred stock to make such class or series rank senior to or on a parity with the Series A Exchange Preferred Stock) with respect to dividend distributions or distributions upon liquidation, dissolution or winding-up of the Company without the approval of the holders of at least a majority of the shares of Series A Exchange Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class; provided, however, that the Company can issue, from time to time, (i) additional shares of Original Series A Preferred Stock and Series A Exchange Preferred Stock to satisfy dividend payments on outstanding shares of such Preferred Stock and (ii) 5,000 shares of Original Series A Preferred Stock (in addition to the 33,000 shares issued pursuant to the Units Offering), or corresponding Series A Exchange Preferred Stock, along with sufficient additional shares of Original Series A Preferred Stock and Series A Exchange Preferred Stock to satisfy the payment of dividends thereon.

            5. VOTING RIGHTS. Except as required by Massachusetts General Laws, Chapter 156B ("CHAPTER 156B") and as provided in Section 4 hereof and this
Section 5, the Holders shall not be entitled to vote on any matter submitted to a vote of stockholders of the Company.




                             CONTINUATION PAGE 4.19

            If (i) after August 15, 2002, cash dividends on the Series A Exchange Preferred Stock are in arrears and unpaid for two consecutive semiannual periods; (ii) the Company fails to redeem the Series A Exchange Preferred Stock on or before August 15, 2007 or fails to discharge any redemption obligation with respect to the Series A Exchange Preferred Stock;
(iii) the Company fails to make a Change of Control Offer in the event of a Change of Control or fails to purchase shares of the Series A Exchange Preferred Stock from holders who elect to have such shares purchased pursuant to the Change of Control Offer; (iv) a breach or violation of any of the provisions described under Section 7 occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of the Series A Exchange Preferred Stock then outstanding; or (v) the failure to pay at the final stated maturity (giving effect to any extensions thereof and applicable grace periods) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof and applicable grace periods) or which has been accelerated, aggregates $3.0 million or more at any time, in each case, after a 10-day period during which any one or more of the above defaults shall not have been cured or such acceleration rescinded, then the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of the majority of the then outstanding Series A Exchange Preferred Stock, acting together with the Original Series A Preferred Stock, as a single class and series, to elect that number of directors constituting at least 25% of the Board of Directors of the Company. Such voting rights will continue until such time as, in the case of a dividend default, all accumulated and unpaid dividends on the Series A Exchange Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting right is remedied, at which time the term of any directors elected pursuant to the provisions of this paragraph shall immediately terminate.

            The Company shall not authorize any additional shares of Series A Exchange Preferred Stock or any class or series of capital stock ranking prior to or on a parity with the Series A Exchange Preferred Stock (other than the Original Series A Preferred Stock) with respect to dividend distributions or distributions upon liquidation, dissolution or winding-up without the affirmative vote or consent of holders of at least a majority of the shares of Series A Exchange Preferred Stock of the Company then outstanding which are entitled to vote thereon, voting or consenting, as the case may be, as one class. In addition, the Company may not amend its Articles of Organization so as to affect adversely the specified rights, preferences, privileges or voting rights of the holders of shares of Series A Exchange Preferred Stock, without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Series A Exchange Preferred Stock which are entitled to vote thereon, voting or consenting, as the case may be, as one class.

            6.      REDEMPTION.

            (A) OPTIONAL REDEMPTION. The Series A Exchange Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor) at the option of the Company in whole or, from time to time, in part, in the manner provided in
Section 6(C) of this Exchange Description at any time on or after August 15, 2002 at the redemption prices set forth below (expressed as percentages of aggregate Liquidation Preference) plus accrued and unpaid dividends (whether or not declared) to the Redemption Date if redeemed during the 12-month period beginning on August 15 of the years indicated below:


                    Year                        Percentage
                    ----                        ----------

                    2002                         106.250%
                    2003                         103.125%
                    2004                         101.563%

and on and after August 15, 2005 at 100.000% of the aggregate Liquidation Preference of the Series A Exchange Preferred Stock so redeemed, payable in cash to the Redemption Date.

            (B) MANDATORY REDEMPTION. The Company shall redeem the Series A Exchange Preferred Stock (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) in whole on August 15, 2005 at a price equal to 100% of the liquidation preference thereof, payable in cash, plus, without duplication, all accumulated and unpaid dividends, which will also be paid in cash (whether or not otherwise payable in cash) to the date of redemption.

            (C)     PROCEDURE FOR REDEMPTION.



                             CONTINUATION PAGE 4.20

            (i) In the event of a redemption of less than all of the outstanding Series A Exchange Preferred Stock, the shares so redeemed will be determined by the Company pro rata according to the number of shares held by each Holder, or by lot, as determined by the Company except that the Company may redeem such shares of Series A Exchange Preferred Stock held by any holder of fewer than 100 shares of either series (or shares held by any Holder who would hold less than 100 shares as a result of such redemption) as may be determined by the Company.

            (ii) The Company shall send a written notice of redemption (the "REDEMPTION NOTICE") by first-class mail, postage prepaid, not fewer than thirty
(30) days (except with respect to any redemptions under Section 6(B) of this Exchange Description) nor more than sixty (60) days prior to the applicable Redemption Date to each Holder as of the record date fixed for such redemption of Series A Exchange Preferred Stock at such Holder's address as the same appears on the stock books of the Company; provided, however, that no failure to give such notice to any Holder or Holders nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Exchange Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                    (a) whether all or less than all of the outstanding shares of Series A Exchange Preferred Stock are to be redeemed and the total number of shares of Series A Exchange Preferred Stock being redeemed;

                    (b) the number of shares of Series A Exchange Preferred Stock held of record by that specific Holder that the Company intends to redeem;

                    (c) the applicable Redemption Date;

                    (d) the manner and place or places at which payment for the shares called for redemption will, upon presentation and surrender to the Company of the Series A Exchange Preferred Stock Certificates evidencing the shares being redeemed, be made;

                    (e) whether such redemption is conditioned upon the consummation of a simultaneous financing or any other condition; and

                    (f) that dividends on the shares of Series A Exchange Preferred Stock being redeemed shall cease to accrue on the applicable Redemption Date.

            (iii) On the applicable Redemption Date, the full applicable redemption price shall become payable for the shares of Series A Exchange Preferred Stock being redeemed on the applicable Redemption Date, subject to the consummation of a simultaneous financing or satisfaction of any other condition, if applicable. As a condition of payment of the applicable redemption price, each Holder of Series A Exchange Preferred Stock must surrender a Series A Exchange Preferred Stock Certificate or Certificates representing the shares of Series A Exchange Preferred Stock being redeemed by the Company in the manner and at the place designated in the applicable Redemption Notice. The full applicable redemption price for such shares properly tendered for payment shall be paid to the person whose name appears on such certificate or certificates as the owner thereof, on and after the applicable Redemption Date when and as certificates for the shares being redeemed are properly tendered for payment. Each surrendered Series A Exchange Preferred Stock Certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

            (iv) On the applicable Redemption Date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accrue with respect to the shares of Series A Exchange Preferred Stock called for redemption. All rights of Holders of such redeemed shares will terminate except for the right to receive the applicable redemption price.

            7.      COVENANTS.

            (A)     SEC REPORTS.

            So long as any of the Series A Exchange Preferred Stock remains outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall provide to the holders of the Series A Exchange Preferred Stock the annual reports, quarterly reports and other documents which the Company would have been required to file with


                             CONTINUATION PAGE 4.21
the SEC pursuant to such Sections 13(a) and 15(d) if the Company were so subject, such documents to be provided on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event within 15 days of each Required Filing Date transmit by mail to all Holders, as their names and addresses appear on the stock books of the Company, without cost to such Holders, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company were subject to such Sections.

            (B)     LIMITATION ON RESTRICTED PAYMENTS.

            The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment unless:
(A) dividends on the Series A Exchange Preferred Stock have been paid in cash for the most recent semiannual period and (B) the payments made on Capital Stock shall not exceed the sum of (1) 50% of the Company's cumulative Consolidated Net Income after the date on which the Original Series A Preferred Stock is first issued (or minus 100% of any cumulative deficit in Consolidated Net Income during such period), (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company as a capital contribution to the common equity of the Company after the date on which the Original Series A Preferred Stock is first issued and from the issue or sale, after such date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, and (3) $2,500,000.

            The provisions of this Section 7(B) shall not prohibit (i) the retirement of any shares of Capital Stock of the Company or by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock); (ii) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; (iii) payment, from the proceeds of the Note Offering and the Units Offering, of up to $2,250,000 to Parent to be used to repurchase from the High Voltage Engineering Corporation Retirement Plan shares of Common Stock of Parent within 60 days of the Issue Date for not more than $2,250,000 and payment of $150,000 to fund a pro rata accrual relating to certain warrants to purchase Company Common Stock issued in connection with the issuance of the Company's Senior Subordinated Notes due 2004, of up to $150,000,
(iv) the exchange of Warrants for Subsidiary Warrants or Common Shares for shares of Capital Stock of one or more of the Company's Subsidiaries in the event of a Qualified Subsidiary IPO; or (v) the payment of management fees for services provided by Parent or its employees in an aggregate annual amount not to exceed $750,000; PROVIDED, however that any amounts paid by the Company with respect to clause (iv) shall reduce amounts available for other payments on Capital Stock as described in clause (B) of the immediately preceding paragraph.

            (C)     CHANGE OF CONTROL.

            Within 20 days of the occurrence of a Change of Control, the Company shall make an offer to purchase (the "CHANGE OF CONTROL OFFER") the outstanding Series A Exchange Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "CHANGE OF CONTROL PURCHASE PRICE")) in accordance with the procedures set forth in this Section 7(C).

            Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to each holder of Series A Exchange Preferred Stock, at the address appearing in the register maintained by the Transfer Agent, a notice stating:

            (i) that the Change of Control Offer is being made pursuant to this Section 7(C) and that all Series A Exchange Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

            (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"));




                             CONTINUATION PAGE 4.22

            (iii) that any Series A Exchange Preferred Stock not tendered will continue to accumulate dividends;

            (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Series A Exchange Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

            (v) that holders accepting the offer to have their Series A Exchange Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing Series A Exchange Preferred Stock to the Company at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

            (vi) that holders will be entitled to withdraw their acceptance if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series A Exchange Preferred Stock delivered for purchase, and a statement that such holder is withdrawing his election to have such Series A Exchange Preferred Stock purchased;

            (vii) that holders whose Series A Exchange Preferred Stock is being purchased only in part will be issued new certificates representing the number of shares of Series A Exchange Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

            (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

            On the Change of Control Payment Date, the Company shall accept for payment the Series A Exchange Preferred Stock tendered pursuant to the Change of Control Offer and promptly mail to each holder of Series A Exchange Preferred Stock so accepted payment in an amount equal to the purchase price for such Series A Exchange Preferred Stock, and the Company shall execute and issue a new Series A Exchange Preferred Stock certificate equal to any unpurchased shares represented by a certificate surrendered.

            In the event that a Change of Control occurs and the holders of Series A Exchange Preferred Stock exercise their right to require the Company to purchase Series A Exchange Preferred Stock, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

            Prior to the mailing of the notice referred to above, but in any event within 20 days following the date on which a Change of Control occurs, the Company covenants that, if the purchase of the Series A Exchange Preferred Stock would violate or constitute a default or be prohibited under the Indenture, the New Revolving Credit Facility or any other instrument governing Indebtedness outstanding at the time, then the Company will, to the extent needed to permit such purchase of Series A Exchange Preferred Stock, either (i) repay in full all Indebtedness under the Indenture, the New Revolving Credit Facility or any such other instrument, as the case may be, or (ii) obtain the requisite consents under the Indenture, the New Revolving Credit Facility or any such other instrument, as the case may be, to permit the redemption of the Series A Exchange Preferred Stock as provided above. The Company will first comply with the covenant in the preceding sentence before it will be required to redeem Series A Exchange Preferred Stock pursuant to the provisions described above.

            8.      PAYMENT ON LIQUIDATION.

            (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the Series A Exchange Preferred Stock will initially be entitled to be paid, out of the assets of the Company available for distribution, $1,000 per share, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Common Stock or other Preferred Stock (other than any Series A Exchange Preferred Stock or Original Series A Preferred Stock) of the Company. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series A Exchange Preferred Stock are not paid in full, the holders of the Series A Exchange Preferred Stock will share equally and ratably in any distribution of assets of the Company first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends. After payment of the full amount of the



                             CONTINUATION PAGE 4.23
liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of shares of Series A Exchange Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

            (B) For the purposes of this Section 8, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the Company, unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding-up of the business of the Company.

            9. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by the laws of the Commonwealth of Massachusetts, shares of the Series A Exchange Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Articles of Organization of the Company, as amended from time to time. No shares of Series A Exchange Preferred Stock shall have any preemptive or subscription rights whatsoever as to any securities of the Company.

            10. REISSUANCE OF PREFERRED STOCK. Shares of Series A Exchange Preferred Stock that have been issued and reacquired by the Company in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of Chapter 156B) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock, except that any issuance or reissuance of shares of Series A Exchange Preferred Stock must be in compliance with the Articles of Organization of the Company, as amended from time to time.

            11. BUSINESS DAY. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

            12. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

            13. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series A Exchange Preferred Stock set forth in the Articles of Organization of the Company, as amended from time to time, is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations with respect to the Series A Exchange Preferred Stock set forth in the Articles of Organization of the Company, as so amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation therein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

            14. NOTICE. All notices and other communications provided for or permitted to be given to the Company hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Company at its principal executive offices (currently located at 401 Edgewater Place, Suite 680, Wakefield, Massachusetts 01880).

            15. AMENDMENTS. This Exchange Description may be amended without notice to or the consent of any Holder to cure any ambiguity, defect or inconsistency provided that such amendment does not adversely affect the rights of any Holder.

            16.     BOOK-ENTRY PROVISIONS.

            (a) Series A Exchange Preferred Stock registered in global form ("GLOBAL SERIES A EXCHANGE PREFERRED STOCK") will (i) be registered in the name of The Depository Trust Company (the "DEPOSITARY") or the nominee of such Depositary, (ii) be delivered to the Transfer Agent as custodian for such Depositary and (iii) bear customary legends as required by the Depositary.

            Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights hereunder with respect to any Global Series A Exchange Preferred Stock held on their behalf by the Depositary or its custodian, or under the Global Series A Exchange Preferred Stock, and the Depositary may be treated by the Company and any agent of the Company as the absolute owner of the Global Series A Exchange Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Series A Exchange Preferred Stock.




                             CONTINUATION PAGE 4.24

            (b) Transfers of Global Series A Exchange Preferred Stock shall be limited to transfer in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Series A Exchange Preferred Stock may be transferred or exchanged for physical Series A Exchange Preferred Stock (the "PHYSICAL SERIES A EXCHANGE PREFERRED STOCK") in accordance with the rules and procedures of the Depositary. In addition, Physical Series A Exchange Preferred Stock shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Series A Exchange Preferred Stock if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Series A Exchange Preferred Stock and a successor depositary is not appointed by the Company within 90 days of such notice.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Series A Exchange Preferred Stock to beneficial owners pursuant to paragraph (b), the Company shall (if one or more Physical Series A Exchange Preferred Stock Certificates are to be issued) reflect on its books and records the date and a decrease in the amount of shares of the Global Series A Exchange Preferred Stock in an amount equal to the amount of shares of the beneficial interest in the Global Series A Exchange Preferred Stock to be transferred, and the Company shall execute one or more Physical Series A Exchange Preferred Stock Certificates of like tenor and amount.

            (d) In connection with the transfer of Global Series A Exchange Preferred Stock as an entirety to beneficial owners pursuant to paragraph (b), the Global Series A Exchange Preferred Stock shall be deemed to be surrendered to the Company for cancellation, and the Company shall execute and deliver to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Series A Exchange Preferred Stock an equal aggregate amount of shares of Physical Series A Exchange Preferred Stock of authorized denominations.

            (e) Any Physical Series A Exchange Preferred Stock delivered in exchange for an interest in Global Series A Exchange Preferred Stock pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided herein, bear an appropriate legend, if required.

            (f) The Holder of any Global Series A Exchange Preferred Stock may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take hereunder.

            The Company will, so long as any shares of Series A Exchange Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration or transfer and where such shares may be presented for conversion and redemption.


                             CONTINUATION PAGE 4.25

     Article VI A: No director shall be personally liable to the corporation or to any of its stockholders for monetary damages for any breach of fiduciary duty by such director as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required from time to time by applicable law, this provision shall not eliminate the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or
Section 62 of the Business Corporation Law of the Commonwealth of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VI-A shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     Article VI B: Meetings of the stockholders of the corporation may be held anywhere in the United States.

     Article VI C: The directors may make, amend, or repeal the By-Laws in whole or in part except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.

     Article VI D: The Corporation may be a partner in any business enterprise which the Corporation would have power to conduct by itself.


                                Continuation Page 6.1

                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

401 Edgewater Place, Suite 680, Wakefield, MA  01880

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                     NAME                                     RESIDENTIAL ADDRESS                   POST OFFICE ADDRESS

PRESIDENT:           Clifford Press                    1120 5th Ave., New York, NY  10128                   SAME

TREASURER:           Ronald R. Fortier                 43 South Hampton Rd.,                                SAME
                                                       Amesbury, MA  01913

CLERK:               Joseph W. McHugh, Jr.             5 Minuteman Drive                                    SAME
                                                       Chelmsford, MA 01824

DIRECTORS:           Clifford Press                    1120 5th Ave.,                                       SAME
                                                       New York, NY  10128

                     Laurence S. Levy                  40 Olmstead Road                                     SAME
                                                       Scarsdale, NY  10583

                     Paul H. Snyder                    125 Townsend Farm Road                               SAME
                                                       Boxford, MA  01921

                     Edward Levy                       35 East 84th St., #313                               SAME
                                                       New York, NY  10028

                     H. Cabot Lodge III                800 3rd Avenue, 40th Fl.                             SAME
                                                       New York, NY  10022

c. The fiscal year (i.e., tax year) of the corporation shall end on the last __________________ : Saturday in April.

d. The name and business address of the resident agent, if any, of the corporation is:

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

The Restated Articles of Organization amend Article II and Article VI to read in their entirety as set forth herein. These Restated Articles of Organization also amend Article IV to reflect the retirement and cancellation of all shares of series of Preferred Stock other than those described in Article IV of these Restated Articles, including without limitation the terminated prior series designated Series B Redeemable Preferred Stock and Series C Redeemable Preferred Stock, respectively.


SIGNED UNDER THE PENALTIES OF PERJURY, this eleventh day of August, 1997.
 /s/ Joseph W. McHugh, Jr.                                   , /*Vice President,
-------------------------------------------------------------
 /s/ Ronald R. Fortier                                       , *Assistant Clerk
-------------------------------------------------------------

*Delete the inapplicable words.     **If there are no amendments state 'None'.

                        THE COMMONWEALTH OF MASSACHUSETTS


                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)


               =================================================

               I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $600.00 having been paid, said articles are deemed to have been filed with me this 14th day of August, 1997.


               Effective Date: August 14, 1997
                              ----------------------------------





                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth





                          TO BE FILED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                            Robert Porcelli
                  --------------------------------------------
                            Bingham, Dana & Gould LLP
                            150 Federal Street, 22nd Fl.
                  --------------------------------------------

                            Boston, MA 02110
                  --------------------------------------------

                  Telephone: 617-951-8512
                            ----------------------------------